PART II – OFFERING CIRCULAR

ZIYEN INC.

Corporate Office

1915 East Palomar St,

San Diego, 91913

Phone: ++1 800 801 4703       Website:     www.ziyen.com

Best Efforts Offering of Shares

Each Share Comprised of One Common Share

Offering Price: $1.500 per Share

Offering: 10,000,000 Shares for $15,000,000

The proposed offering (the “Offering”) will begin as soon as practicable after this Offering Circular has been qualified by the United States Securities and Exchange Commission (“SEC”). The Shares are to be offered on a “best efforts” basis. The Offering will close upon the earlier of (1) the sale of 15,000,000 Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. There is no minimum offering amount and funds raised may not be sufficient to complete the objectives of the Company set forth in this Offering Circular. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

OFFERING CIRCULAR DATED October 25, 2017

THERE IS NO PUBLIC MARKET FOR THE SECURITIES IN THE U.S.

Investing in the Shares involves risks. PLEASE REFER TO “RISK FACTORS” ON PAGE 3.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

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Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

SHARES OFFERED	PRICE TO PUBLIC	COMMISSION/FEES	PROCEEDS TO COMPANY
Per Share	$01.500	$0	$01.500
Total 10,000,000 Share	$15,000,000	$0	$15,000,000

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TABLE OF CONTENTS:

Currency:

All references to dollars in this Offering Circular are to United States dollars.

Item 3. Summary and Risk Factors

Offering Circular Summary

Tier 1 Offering under Regulation A+

This is a Regulation A+ Tier 1 offering where the securities will not be listed on a registered national securities exchange in the United States on qualification.

Ziyen

Ziyen Inc. was incorporated in the state of Wyoming, U.S.A. in April 2016.

Ziyen Inc Business Address (1623 Central Ave, Suite 201, Cheyenne, WY 82001) is a mail forwarding address and not the principal executive office.

Ziyen Inc Corporate/Mailing address (1915 East Palomar Street, #7, Chula Vista CA 91913

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The Company is set up with two divisions, bridging the gap from Information to Innovation. The first, Ziyen Intelligence, specializes in business information, developing cutting edge procurement software to provide clients with intelligence on industry specific government and private contracts via web portals. The second, Ziyen Energy, was created to capitalize on information and opportunities in the oil and gas marketplace with the intent to produce oil in the U.S. with advanced extraction methods and technology implemented and guided by career experts in the oil and gas industry. Ziyen intends to produce oil by securing and developing smaller, marginal oil fields in the U.S. that have been otherwise overlooked by major oil companies yet still provide multi-million- dollar yield potential. Ziyen counts as an asset, mineral rights to an oil field recently acquired in Indiana.

As at the date of this Offering Circular, Ziyen has 27,232,354 Common Shares outstanding.

Since creation of the Company in 2016, its activities have been funded entirely by advances from management and shareholders. It is possible that the Company will not succeed in its financings and there is no assurance that alternative funding will be available. Should adequate funding not be available, management of the Company will have to make decisions as to how the Company can carry on with its business plans.

The Company currently does not have funds to complete its Short-Term Objectives. To implement and complete the steps outlined in “Short Term Objectives” on page 11 of this Offering Circular, the Company will need to be successful in its fundraising efforts under this Offering Circular.

The Company requires additional sources of funding to continue developing the business in ITEM 6 – Use of Proceeds to the Issuer on page 18 of this Offering Circular and the long-term plan to market the company and develop the targeting into multiple markets, which may come from private placements, public offerings or joint venture arrangements.

Overview of the Services:

Vision Statement: From Information to Innovation - Ziyen Inc. has evolved from a software company providing information on oil and energy contracts to a company that is focused on providing innovative engineering solutions that will deliver oil and energy contracts to maximize the asset value for our customers, stakeholders and shareholders.

ZIYEN Inc. aka Ziyen (http://www.ziyen.com) is comprised of two business divisions, Ziyen Intelligence and Ziyen Energy

Ziyen Intelligence

Ziyen Intelligence specializes in business information, providing clients with intelligence on industry specific government and private contracts via B2B procurement web portals. Legacy information portals include Rebuilding Iraq and Cable Contracts, as well as a new Ziyen IQ portal currently in development.

www.rebuildingiraq.net Rebuilding Iraq is our first B2B Procurement Portal, and the flagship service for the company. We are currently the number one international source for information on tenders, contracts, news and marketing services in Iraq. Rebuilding Iraq is a procurement portal for US and European Companies with information on Oil and Construction Contracts in the Iraq Market. The World Bank estimates US$100 Billion will be spent in the reconstruction effort in Iraq. This portal focuses on providing information on these projects for businesses. Content for this portal is sourced from 250 buyers included and not limited to: IOC’s (International Oil Companies), valve companies, construction companies: roads, buildings, bridges, etc. The service has in excess of 5,000 subscribers and 350,000+ followers on social media, with our largest being the Rebuilding Iraq Facebook page with ~ 119K followers. https://www.facebook.com/rebuildingiraq/

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www.cablecontracts.net Cable Contracts is a global source for tenders, contracts, news and jobs in the Cable and Wire industry. Information encompasses all aspects of cable and wire: accessories, equipment, electrical, transformers, fiber optic, etc. used in electric power industry, oil and gas, data communication, rail transit, automobiles, defense, renewable, shipbuilding, and other industries. The aim of our portal is to improve the overall operational efficiency of the cable and wire industry by offering a one-stop shop procurement portal sourcing high quality suppliers to provide a better service to buyers. Our expertise and market knowledge makes Cable Contract the number one choice for all sizes of companies looking for new business opportunities.This portal has global coverage.

In addition to our legacy portal services, Ziyen Intelligence is now actively developing a new “next-generation” portal offering:

www.ziyen.com/ziyen-intelligence/ The Ziyen IQ software app is being developed to target small to medium size enterprises operating in the US Oil, Energy and Federal markets. The App will operate on a similar model to Rebuilding Iraq, but will be built as a fully functional, extensible mobile App platform rather than a desktop platform. Subscribers will have the capability to create a “Billboard” page, giving them a marketing presence on our site and membership in our business directory. High visibility and traffic will provide companies with more organic enquiries to their website/business, which from a sales perspective is normally some of the best leads a company receives. Primary initial markets for this portal will be the US and the UK:

▪	In the US there are over $28 million small businesses
▪	Each year, over $350 billion worth of contracts are awarded
▪	US Government has a minimum of 23% earmarked for small businesses.
▪	There are over 1.5 million contracts published each year.

The Ziyen IQ App is currently under beta testing, with official launch targeted for rollout in 2018

The subscription to these portals will be on a monthly or annual recurring billing model, ranging from $99 to $399 per month, depending on the specific services the client is looking for, and can be stopped at any time. We will have a huge captive audience globally of sales, business development and senior management who are looking to win new business, therefore these add on services will provide a bolt on upgrade product to target that market place.

On average less than 10% of companies winning government contracts and public-sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

Transition / Diversification

As Ziyen Intelligence reviewed the Oil and Gas energy sector as a potential a candidate for portal specialization, a picture was beginning to emerge. Across the United States, thousands of oil fields are quiet, with wells capped and idle. Reasons for this vary, from drilling costs prohibiting further development due to the technology limits of the time, to the slowing market and the low price of crude. With deep Oil and Gas industry experience on our board of directors, Ziyen identified an opportunity. The Ziyen Energy division was created, diversifying the company beyond being just a business information provider. Ziyen Energy will be an energy producer.

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Ziyen Energy

Ziyen Energy is Ziyen Inc.’s independent oil and energy exploration division. Created to pursue opportunities identified by the Intelligence division for Oil and Gas contracts, Ziyen Energy will acquire oil leases for marginalized/underutilized wells that have been otherwise overlooked by major oil companies yet still provide multi-million-dollar yield potential and return them to service. Ziyen Energy’s strategy is to acquire North American oil fields in which oil production is predictable and steady in order to expand the onshore business of the company with the long-term plan to…

▪	Deliver optimum operational excellence and safety standards
▪	Produce and sell oil in the U.S.
▪	Expand oil holdings in the U.S. Acquire capped oil wells/fields in the U.S.
▪	Maintain low operational overhead for financial resilience, despite low oil prices

In June 2017, Ziyen Energy took a major step to bring this vision to life. Ziyen acquired the mineral rights to its first oil field in Indiana. Please refer to the lease agreement filed in the Gibson County Courthouse;

●	Exhibit 6.1 - Assignment of Oil and Gas Lease to Ziyen Inc

The Oil Lease consists of 62,265 proven oil reserves and 715,200 probable reserves. The deal includes 7 existing oil producing wells worth over $6 million dollars of proven reserves and further potential for 20 new oil producers on undeveloped reserves on the site worth over $30 million. Full details of the Petroleum Reserves are available in the report by K & M Oil. Please refer to;

●	Exhibit 6.2 - Oil and Gas Reserve Evaluation Report

Key highlights of the report are as follows:

Ziyen Energy have obtained a 166 Acre oilfield, central township, Indiana.

The oil producing zones on the leasehold consist of five main formations: -

1.	Jackson (Big Clifty) - 7 existing oil producing wells, 1 water injection well and 1 water producing well, for the WI.
2.	Cypress - as above
3.	St Genevieve
4.	Salem
5.	New Albany

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Petroleum reserves as follows: -

2P probable reserves – (Jackson/Cypress, these are our proved developed oil reserves, they previously produced however they are currently non producing, these require a workover in total of around $160,000 estimated capital costs for workover, but there is known reserves of 23254 BO here.

Furthermore, as well as the above there are proved undeveloped reserves in the above region of 39000 BO above the 23254 BO figure.

Therefore, total proved reserves 23250 + 39000 = 62265 bbl when the above is developed these are likely reserves that are expected with no optimism or conservatism and these are our key reserves for reporting.

3P possible reserves – There are further reserves with potential which have been non- developed and are probable reserves of 715,200 bbl at 100% production recovered or 380,865bbl if 50% recovered. These are less certain reserves to be recovered than 2P above but worth exploring.

Current production would be obtained from 1 and 2 above, Jackson and Cypress formations which already have existing 7 oil producing wells and a water injection well as well as a water producing well. These wells all require workovers, with estimated costs to be circa $20,000 each plus $20,000 pipeline costs, future production from 3,4,5 St Genevieve, Salem and New Albany, these possible reserves breakdown below.

1.	Jackson (Big Clifty) - potential for 2 new wells, with possible reserves 24,000bo
2.	Cypress - potential for 2 new wells, with possible reserves of 54,000bo
3.	St Genevieve - potential for 4 new wells, with possible reserves 360,000bo
4.	Salem - potential for 4new wells, with possible reserves of 100,000bo
5.	New Albany - potential for 4 new wells, with possible reserves of 177,200bo

Therefore, there are 7 existing oil producers now, with potential to develop 20 other oil producers in the future along with an existing water injection well and a water producing well.

As stated above the estimated remaining production from Cypress and Jackson pools from the existing wells, which have been developed but not currently producing is 23,254 bo.

After a full site inspection Ziyen will assess which well to begin full production from or if we should switch on all 7 oil producers, before going on to drill a further 20 wells. Estimated capital costs to drill the further 20 wells is $3,600,250.

Oil Sample Analysis: Ziyen Energy recently enlisted the services of Core Laboratories (UK), Petroleum Services Division in September to perform a compositional analysis of an oil sample sourced from the oil lease in Evansville, Indiana, referenced in Exhibit 6.2 - Oil and Gas Reserve Evaluation Report in Supplement No 1, filed on August 7, 2017.

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High level points:

The reserve is a nice light crude, lacking any toxic, erosion or corrosion agents which will mean that our topside equipment should be easily maintained with a proper preventative maintenance regime.

The hydrocarbon ranging between C7 and C20 will minimize processing costs (no additional process complexity from H2S, waxes etc.), which means reaching premium as far as an unrefined crude goes.

There is nothing evident to suggest any other issue from the well product that could impact the ability to deliver to sales or flow with high availability: low water cut and minimized C2 - C4's: no hydrate issue, C36+'s are 7% mole weight so not much heavy end sludge (C60+), no amines, negligible benzene mean lower processing costs.

Low density, means that flow rates should be optimal

In summary, the news was exceptional. Ziyen Energy plans to use of the latest oil extraction methods for each well; —for oil which is compositionally of a high-grade light crude which will ensure oil production and output will reach optimal operational levels.

●	Exhibit 6.3 - Core Lab Compositional Analysis for Ziyen Inc.

Company policy generation in advance of site operation is underway. Examples of  initial policies may be found with this offering and include:

●	Exhibit 6.4 - Non-Discrimination Policy
●	Exhibit 6.5 - Code of Ethics & Compliance Policy
●	Exhibit 6.6 - HSE Policy Statement
●	Exhibit 6.7 - Environmental Policy Statement

Market Analysis and Opportunity

On the Intelligence side...

Currently there are services providing information on tenders and contracts, but they are designed as a one stop shop covering every single type of industry or product featured on the website, with the majority coming from India. Each website features thousands of products and services, non-related by industry.

This one-size fits all approach has created some successful companies, but there is no recognized global leader in the market place. The percentage of companies using this service in most countries is still very small.

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On average less than 10% of companies winning government contracts and public-sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

However, in addition to the potential growth, at Ziyen we are looking to stand on the shoulders of those of who have gone before us and take the service to the next level, by creating an all-encompassing a B2B Procurement Portal which offer additional services to people operating in that particular specific industry. This includes a section for private buyers to publish contracts, feature in a procurement directory, jobs board and news websites.

The website will operate as a freemium model with a number of the services available for free in order to grow each website quickly, with the strategy to upsell the service to those interested in receiving the information to win new business.

Therefore, this targeted approach allows us to create the trust from those operating in that Industry as they now have all the information required to continuing to return to their specific industry sector portal on a daily basis.

On the Energy side...

While use of renewables is growing, it still only accounts for ~ 17% of the American Energy marketplace. While that percentage is growing, there is a window of opportunity today.

Bigger oil companies such as Exxon Mobil, are able to operate out of very large sites in Mid-East countries such as Iraq. Two such massive sites, as an example West Qurna 1 and West Qurna 2 have over 9.8B and 12B barrels of oil respectively. These two massive fields are only negotiated with one entity, and extraction costs are around one-third of the price due to their location in Iraq. This allows for these companies to maximize their profits.

The U. S. Marketplace, by comparison, is very fragmented with over 300,000 individual, smaller oil leases across the country As such, it is not cost effective for a large company to pursue that market. This is where Ziyen will be able to capitalize. Ziyen is a very lean operation by comparison, with a vastly lower overhead. As long as the extraction costs are lower than the price per barrel, and Ziyen is able to make a margin of profit, it will allow the company to move forward, grow, and acquire additional oil leases. Every well that Ziyen turns back on will contribute to employment (especially in rural communities, where it is sorely needed), and will increase America’s energy independence/sustainability as the country transitions to renewables.

Management and Directors

Alastair Campbell Caithness is the Founder and CEO of Ziyen Inc. Alastair and has over 15 years’ international experience developing software products for the business intelligence sector. In the past Alastair was Head of Sales & Marketing for a leading e-procurement company working for the UK government, set up an oil and gas project tracker in the Middle East and operated globally as a Business Development Manager for an international cable portal. He is originally from Scotland, with a BA Honours in Business Studies from the Robert Gordon University, Aberdeen and now lives and resides in San Diego with his wife, Leilani and two boys. He is originally from Scotland, with BA Honors Business Studies Degree from the Robert Gordon University in Aberdeen and now lives and resides (Current Green Card Holder) in San Diego with his wife and two boys who are all US Citizens

David Rogers joins the Ziyen Inc Board as the Vice President and is responsible for product strategy, planning, and engineering execution. David’s role is to inform, guide and collaborate with our team to develop and execute our vision. David brings more than 25 years of technology, software engineering, and product delivery experience, including 17 in key leadership positions at PTC, Inc. – a $1.3 Billion software company listed on the NASDAQ. As Director of Software Quality Assurance, Rogers led geographically distributed, multinational teams involved validation of a wide range of visualization, PLM, SLM and IOT software products. Rogers holds a BS in Aeronautical Engineering from Embry-Riddle Aeronautical University.

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Shane Fraser joins the Ziyen Inc. Board to lead the Oil Intelligence Division. Shane’s role is to provide extensive technical knowledge and expertise in the oil and gas sector. Shane is a highly experienced oilfield engineer with over 28 years’ experience. He has 21 years working for Royal Dutch Shell in the North Sea and Syria, before going on to deliver technically challenging brownfield and greenfield projects for several other multinational oil companies. He has extensive knowledge in all areas of oilfield operations, maintenance and project delivery, strong technical background with both offshore and onshore experience, leading multicultural project teams to success. Shane has a BSc in Electrical and Electronic Engineering, Post-Grad in Business Management Systems and is OPITO assessed in OIM Managing Major Emergencies.

David Menzies Johnston aka ‘Mingus Johnston’ joins the Ziyen Inc. Board to develop the company brand and establish a strong corporate identity for the US Stock Market. His role is to develop and create new marketing strategies for Ziyen Inc. to ensure our brand development aligns with our business strategy and goals to build trust with our customers, shareholders, stakeholders and future investors. Mingus will be producing and directing all of our corporate videos and is an actor of the highest quality having appeared in numerous movies including Jack the Giant Slayer, The List and Mission Impossible – Rogue Nation. Mingus is President of his own film production company which focuses on working with new tech start-up companies.

Chris Knox joins the Ziyen Inc. Board as Director of Supply Chain Intelligence. Chris is a Senior Contract Adviser with over 22 years’ experience contracting in West Africa, Middle East and the North Sea Sectors for Total, BP, their stakeholders & national oil companies. Chris is currently operating out of Qatar for North Oil Company as Lead Contracts Adviser for Drilling and Completion Operations on the Al Shaheen Field Development, one of the largest oil fields in the world to date. He has negotiated contracts in excess of US$8 billion dollars in his career. Chris is an expert across a variety of different functions in the upstream sector of the oil and gas industry including sourcing rigs, associated equipment and services packages. His expertise will provide guidance for a number of functions including the development of contracting strategies and procurement documents; preparation and presentation of tender plans; bid lists and award recommendations; cost savings, evaluation and negotiation of contracts and local content and regulatory requirements.

Allen Lieb joins the Ziyen Inc. Board as Head of Construction Intelligence. Allen’s role is to provide technical knowledge, guidance and expertise on the construction sector. Allen has operated his own Architectural firm in Boston, with over 42 years of experience designing and overseeing the Construction Administration on multi-million dollar projects. His experience covers a wide range of project types including educational facilities, banks, housing, industrial and commercial buildings, manufacturing facilities, as well as the design of correctional facilities, police and fire stations. Allen is a member of the American Institute of Architects, and a graduate and lecturer from the Boston Architectural College. Allen is a retired US Navy SEAL veteran with 10 years of service in operations across South East Asia, Central and South America.

Mohammed Jaffar Dawood al-Salal joins the Ziyen Inc. Board of Directors as Head of Iraq Operations. Ziyen is looking to position its Rebuilding Iraq portal, as the number one international portal in Iraq for US and European Companies doing business in Iraq, and Mohammed’s background and knowledge will all Ziyen Inc to fulfil the gap in the market. Mohammed was an ex-diplomat in the 1970s having worked in China and the Iraqi mission to the United Nations. He worked as editorial secretary of the only English newspaper in Iraq in 1975, then the secretary of the Iraqi News Agency in 1978. Mohammed has also worked as correspondent to the British Reuters and Italian ANSA news agencies in the 1980s, as well as Baghdad’s correspondent for the Italian Agi news agency in 2010. In 1998 Mohammed launched the first ever English and Arabic newspaper in the country called ‘The New Economist’ which is currently still in publication today. Mohammed is also the Editor in Chief of the Iraq TradeLink News Agency based out of Baghdad.

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Long Term Objectives

The Ziyen Intelligence long term objective is to establish Ziyen Intelligence as the leading international business intelligence and information company targeting hundreds of industry sectors globally in multiple languages providing key contract and tender information for business development and sales operations.

The Ziyen Energy long term objective, it is to:

●	Deliver optimum operational excellence and safety standards
●	Produce and sell oil in the U.S.
●	Expand oil holdings in the U.S. Acquire capped oil wells/fields in the U.S.
●	Maintain low operational overhead for financial resilience, despite low oil prices
●	Establish Ziyen Energy as the fastest growing new domestic operator in the U.S.

Short Term Objectives

The Ziyen Intelligence short term objectives are to complete the development of the Ziyen IQ App, built as a fully functional, extensible mobile App platform, to provide suppliers with industry specific tender and project information across geographic regions. Initial rollout will be in the UK.

The Ziyen Energy short term objective is to acquire North American oil fields in which oil production is predictable and steady in order to expand the onshore business of the company

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Risk Factors

Summary of Risk Factors

An investment in the Shares involves various risks. These include risks that are widespread and associated with any form of business and specific risks associated with the Company's business and its involvement in the insurance and tech market generally. Prospective investors should carefully consider the following risk factors, in addition to the other information presented in this Offering Circular, before making an investment decision. An investment in the Shares is suitable only for investors who understand the risk factors associated with this type of investment and who can afford a loss of all or part of the investment. You should carefully consider the matters discussed beginning on page 3 of this Offering Circular before you decide whether to invest in the Shares. Some of the risks include the following:

(1)	Company's limited history: The Company is in the early stage of development and must be considered a startup. As such, the Company is subject to many risks common to such enterprises, including under capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues.

(2)	Company's negative operating cash flow: The Company currently has no revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

(3)	Future financing requirements: The Company will need additional financing to continue in business and to implement the developments identified in ITEM 6 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms.

(4)	The Company cannot guarantee that the Ziyen Intelligence services will be used by companies in multiple industry sectors.

(5)	The Company’s commercial viability depends on the awareness of the Ziyen Intelligence service in entering different market places, therefore the marketing and advertising funding is key.

(6)	Other key risk factors out of the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents. The effect of these factors cannot be accurately predicted.

(7)	Governmental and regulatory requirements: Government approvals and permits are currently, and may in the future be, required in connection with the Company's operations. Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine.

(8)	The volatile oil prices can have a major effect on the Ziyen Energy division. This can be caused by supply issues, changes in tax and environmental issues and turmoil in the Middle East Oil Market having a direct correlation to the oil price which can have a significant impact on the business.

(9)	The Regulatory and legislative changes in the Oil Industry and increased cost of compliance can have a significant risk on the Ziyen Energy business. Following the BP Deepwater Horizon oil spill in the Gulf of Mexico, tighter safety and environmental guidelines are requiring massive investment on the industry’s part.

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(10)	Natural disasters and extreme weather conditions including the impact of hurricanes and tropical storms are a high-risk factor that Ziyen Energy has no control, and can become a major concern for the company.

(11)	Limited public trading market: The Company’s Common Shares are currently not listed on a public market in the United States.

(12)	Dividends: Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

The Company’s Limited History

The Company is in the early stage of development and must be considered a start-up. As such, the Company is subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered in light of its early stage of operations. The Company has limited financial resources has no source of operating cash flow and there is no assurance that additional funding will be available to it for further exploration and development of the Company's properties or to fulfill its obligations under any applicable agreements. There can be no assurance that the Company will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company's sole property.

Negative Operating Cash Flow

The Company currently has minimal revenues from its operations and may use the proceeds of the Offering to fund any negative operating cash flow.

Going Concern Risk

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company cannot guarantee that the service will be used by companies in multiple industry sectors. or the Oil and Energy Division, the company cannot guarantee the political risk due to the changes in regulations and government regulations.

The geological risk with difficulty of extraction and the possibility that the accessible reserves in any deposit will be smaller than estimated

Other major risks affecting Ziyen Energy include, the risk with the volatile fluctuations in the price of oil, supply and demand risks and operational costs. The more onerous the regulation and the more difficult the drill, the more expensive a project becomes. Investors should not invest any funds in the Offering unless they can afford to lose their entire investment.

Development and Operations Risks

The development and marketing of technological applications involves significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

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While the service to provide business intelligence, information on contracts already functions in one market segment. Major expenditures may be required to develop the product to target hundreds of market places simultaneously, and the considerable cost to market the business to target those sectors to ensure profitability.

Whether the Ziyen Services will be commercially viable depends on a number of factors, some of which are: the awareness of the service, competitors in the same market, consumers’ experience with the Company’s customer services department; changes in and application of government regulations, including regulations relating to internet usage, and taxes on internet purchases. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Technology operations generally involve a high degree of risk. Such operations are subject to worldwide market/developer activity, even some such activities that may enjoy sovereign government support.

The Company’s long-term profitability depends on cost effective acquisition and development of new reserves; if the Company is unsuccessful, its results of operations and financial condition would be materially and adversely affected.

A significant portion of the Company’s revenues and the majority of its operating results will be derived from the sale of oil and gas that the Company extracts from underground reserves developed as part of its Exploration & Production activities. The development of oil and gas fields, the construction of facilities and the drilling of production or injection wells is capital intensive and requires advanced technology. Due to constantly changing market conditions and difficult environmental challenges, cost projections can be uncertain.

Future Financing Requirements

The Company will need additional financing to continue in business and to implement the programs set out in ITEM 6 – USE OF PROCEEDS TO ISSUER on page 18 of this Offering Circular and there can be no assurance that such financing will be available or, if available, will be on reasonable terms. If financing is obtained by issuing Common Shares from treasury, control of the Company may change and investors under the Offering may suffer additional dilution. To the extent financing is not available, programmer commitments, advertising payments, and retailer payments, if any, may not be satisfied and could result in a loss of earning opportunities by the Company.

Dependence Upon Key Personnel:

The Company, in order to successfully implement its growth plans, is dependent upon its current Board of Directors which includes Alastair Caithness, CEO. The loss of any party could have a material adverse effect upon the Company’s business prospects. The Company will depend heavily on its management team to effectively implement its Business Plan. The success of the Company will be largely dependent upon the performance of its key officers.

Difficulty of Planned Expansion;

The Company plans to continue to expand its level of operations following this offering. To manage its growth effectively, the Company must continue to improve and expand its existing resources and production systems. To do so, it must attract, train and motivate qualified managerial, financial, sales and marketing personnel. There can be no assurance, however, that the Company will be able to successfully achieve these goals.

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Market for Securities

There is no assurance that the listing of the securities of the Company will provide a liquid market for such securities. See ITEM 11 – SECURITIES BEING OFFERED on page 40 of this Offering Circular. There can be no assurance that an active public market for the Company's Common Shares will develop or be sustained after completion of the Offering. The price of the Shares in this Offering was determined by the Company based upon several factors, and may bear no relationship to the price that will prevail in the public market. The holding of Common Shares involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment.

Competition

Currently there are services providing information on tenders and contracts, but they are designed as a one stop shop covering every single type of industry or product featured on the website, with the majority coming from India. Each website features thousands of products and services, non-related by industry.

This one-size fits all approach has created some successful companies, but there is no recognized global leader in the market place. The percentage of companies using this service in most countries is still very small.

On average less than 10% of companies winning government contracts and public-sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

A different approach in use at a company in the UK focused on providing only tender alerts for the UK government marketplace. The company turned over US$8 million operating on a net profit margin of 40%, therefore the model in essence already works even in a basic format, but now we are targeting hundreds of markets simultaneously.

Increased competition could result in increased costs and reduced profitability which could materially adversely affect the Company's revenues, operations and financial condition.

What is profitable for Ziyen Energy is different from bigger oil companies. Oil and gas companies from the United States are among the world’s largest corporations. For example, ExxonMobil, ConocoPhillips, and Chevron have long been global leaders based on revenue. Periodically, ExxonMobil has held the title of the world’s largest company in general, with revenues far exceeding the mark of US$400 billion dollars.

With Ziyen’s low overhead and lean operational structure, combined with lower expenses for local distribution and sourcing, it may be unlikely for bigger companies to undercut our prices here in the U.S. and target the smaller assets we are after.

The price of oil is how the International Oil Companies (IOC) stay profitable, especially with the massive overheads that some of these large companies carry. The profits they generate they pass directly onto the earnings of their shareholders, so they have no incentive to drive the price of oil down in order to drive a small energy company the size of Ziyen out of the market place.

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Dividend Policy

Payment of any future dividends will be at the discretion of the Board of Directors after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

Arbitrary Offering Price

The Offering Price of the Shares has been determined by the Company. The Offering Price is not an indication of the value of the Shares and the underlying technology comprising the Shares or that any of the Shares and the securities comprising the Shares could be sold for an amount equal to the Offering Price or for any amount.

Factors Beyond the Company's Control

Application of business development services and technology depends upon a number of factors, not the least of which is the technical skill of the programmers developing the software. Other key factors out of the Company’s control include how suppliers are invited to bid on contracts, updates to government procurement legislation and changes in the structure of tender documents.

Key factors affecting Ziyen Energy but are out of the Company’s control include an increase in government regulations, geological risk with difficulty of extraction of oil reserves, fluctuations in the oil price and the increase in renewable energy moving away from oil as an energy source.

The effect of these factors cannot be accurately predicted.

ITEM 4. DILUTION

The price of the Shares under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Shares in the Offering will incur immediate dilution in the pro forma value of their Shares. This means that investors that purchase Shares will pay a price per Share that exceeds the average per share value of the Company's previously issued Common Shares. The Company may from time to time issue additional Shares or Common Shares, which may result in dilution of existing shareholders if the Shares are sold at a price that is less than the average per share value of the Common Shares previously issued.

Position		Shares	Sold for Cash under Reg A	For service
	Shares outstanding as of June 30, 2016
Chief Executive Officer	Alastair Caithness	11,000,000		11,000,000

Related Parties/Investors	Issued during the period ended June 30, 2017	235,100	85,100	150,000

	Total Outstanding Shares as of June 30, 2017	11,235,100	85,100	11,150,000

Related Parties/Investors	Shares issued to third parties and related parties subsequent to June 30, 2017	7,347,245	811,615	6,535,630

	Total shares issued to management subsequent to June 30, 2017	8,650,000	-	8,650,000

	Total shares issued to management as of filing date, October 25, 2017	19,650,000		19,650,000

	Total outstanding shares as of filing date, October 25, 2017	27,232,345	896,715	26,335,630

Shares issued by the Company over the past year have been sold for a price that is approximately $1.25 less than the price per Share sold under this Offering Circular, which is not materially different.

ITEM 5. PLAN OF DISTRIBUTION

No securities are being offered for the account of existing security holders.

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A maximum of 10,000,000 Shares are being offered by the Company on a “best efforts” basis. Each Share is comprised of one Common Share. The Common Shares are a new issue from treasury. The Offering will close upon the earlier of (1) the sale of 10,000,000 Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the “Offering Period”). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. The Company anticipates that there will be several closings during the course of the Offering. The Company has arbitrarily set the first closing approximately 60 days after this Offering Circular has been qualified by the SEC to allow the Company to access investor funds in stages, and closings are not subject to completion of the maximum under the Offering.

Prospective investors must send to the Company’s office a completed Subscription Agreement and payment of the subscription amount. The form of Subscription Agreement has been filed as Exhibit 6.4 under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company’s general bank account, and upon acceptance of the subscription by the Company, the funds will be available for the Company’s use. As there is no minimum amount to be raised under the Offering, the funds raised under the first and subsequent closings may not be sufficient to complete the activities described below in Item 6 – Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor’s subscription is rejected, all funds received from such Investor will be returned without interest or deduction.

This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company may utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering via offering sites (none of which have a relationship to the company, or related parties other than contractual for service and other similar marketing services). The subscription crowdfunding websites do not conduct any diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on the Crowdfunding sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Shares, these materials will not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular.

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ITEM 6. USE OF PROCEEDS TO ISSUER

Available Funds

	10,000,000 Shares	5,000,000 Shares	1,000,000 Shares
	Offering $	Offering $	Offering $
Amount to be raised by this Offering(1)	15,000,000	7,500,000	1,,500,000
Fees(2)	0	0	0
Estimated offering costs (e.g. crowdfunding, accounting)	30,000	30,000	30,000
Available Funds	14,970,000	7,470,000	1,470,000

Notes

(1)	There is no minimum amount required to be raised under this Offering. The table sets forth three scenarios depending on the number of Shares subscribed for by potential investors. If the Offering is not fully subscribed, funds will be used for the priorities listed in the table below under Use of Net Available Funds.

(2)	The Company is marketing the Offering on a “best efforts” and does not anticipate paying fees or commissions. Management and directors will not be paid finders’ fees for raising funds under the Offering.

Use of Available Funds

The principal purposes for which the net proceeds of the Offering are intended to be used is to conduct further work developing both divisions, Ziyen Intelligence and Ziyen Energy. the service. The following table sets forth the Use of Proceeds for three scenarios for funds raised under the Offering.

The ability of the Company to use funds as set forth in the following table is dependent on the amount of funds raised under this Offering. If less than 10,000,000 Shares are subscribed for by prospective investors, the Company’s priority for use of funds will be as listed below.

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	10,000,000 Shares	5,000,000 Shares	1,000,000 Shares
Description of use of funds listed in order of priority	Offering $	Offering $	Offering $
Available Funds	14,970,000	7,470,000	1,470,000
USED FOR
Completion of Ziyen Intelligence APP (1)	450,000	250,000	100,000
Development of Procurement Portals (2)	200,000	100,000	50,000
Completion Global Database of Contracts (3)	150,000	150,000	150,000
Front End Planning on Oil Leases (4)	525,000	262,500	45,000
Drilling & Engineering Costs (5)	3,500,000	1,750,000	350,000
Operation & Maintenance Costs (6)	2,500,000	1,250,000	250,000
Advertising and Marketing (7)	5,000,000	2,000,000	500,000
Establish Office Operations (8)	770,000	550,000	175,000

Cost Total	-13,095,000	-6,312,500	-1,420,000
Remain Funds (unallocated) (9)	1,905,000	1,157,500	80,000

Notes:

(1)	The Company plans to engage existing programmers to complete this work.

(2)	The Company plans to increase the number of international programmers to target different regional markets

(3)	Key service is to develop global database containing all government contracts.

(4)	Costs to effect Ziyen Energy in front end planning cover feasibility studies, due diligence, preliminary engineering, planning and applying for permits

(5)	In addition to drilling costs on each oil asset, other key engineering expenditure includes costs to develop infrastructures, storage and transportation, instrumentation and control, piping and delivering and Safety and Risk Management.

(6)	Ongoing operations and maintenance increase depending on the amount of assets under operations. Costs to cover Asset Management, Asset Integrity, Supply Chain Solutions, Process Safety Management, Health and Safety Services and Regulatory Compliance.

(7)	Aggressive marketing and advertising campaigns to target multiple markets.

(8)	Open modular sales operations in key cities across the world. Establishing an office in Aberdeen Scotland, whose proximity will be best aligned to service our initial markets in the U.K. The Company maintains an operational office based in San Diego where the best tech talent and customer service staff are accessible and affordable compared to Silicon Valley.

(9)	In the event of a full Offering is not subscribed for, the funds raised will be used to pursue the Company goals as best as possible. If sufficient funds are raised from investors, the Company anticipates using a portion of the funds to pay monthly consulting fees for the services of the key employees. If the full Offering is subscribed for, the remaining funds will be applied to working capital

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ITEM 7. DESCRIPTION OF BUSINESS OF ZIYEN INC.

Ziyen Inc. was incorporated on April 11, 2016, pursuant to the laws of the state of Wyoming U.S.A. Ziyen is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services.

The Company is set up with two divisions, bridging the gap from Information to Innovation. The first, Ziyen Intelligence, specializes in business information, developing cutting edge procurement software to provide clients with intelligence on industry specific government and private contracts via web portals. The second, Ziyen Energy, was created to capitalize on information and opportunities in the oil and gas marketplace with the intent to produce oil in the U.S. with advanced extraction methods and technology implemented and guided by career experts in the oil and gas industry. Ziyen intends to produce oil by securing and developing smaller, marginal oil fields in the U.S. that have been otherwise overlooked by major oil companies yet still provide multi-million- dollar yield potential. Ziyen counts as an asset, mineral rights to an oil field recently acquired in Indiana.

Overview of the Services:

Vision Statement: From Information to Innovation - Ziyen Inc. has evolved from a software company providing information on oil and energy contracts to a company that is focused on providing innovative engineering solutions that will deliver oil and energy contracts to maximize the asset value for our customers, stakeholders and shareholders.

ZIYEN Inc. aka Ziyen (http://www.ziyen.com) is comprised of two business divisions, Ziyen Intelligence and Ziyen Energy

Ziyen Intelligence

Ziyen Intelligence specializes in business information, providing clients with intelligence on industry specific government and private contracts via B2B procurement web portals. Legacy information portals include Rebuilding Iraq and Cable Contracts, as well as a new Ziyen IQ portal currently in development.

www.rebuildingiraq.net Rebuilding Iraq is our first B2B Procurement Portal, and the flagship service for the company. We are currently the number one international source for information on tenders, contracts, news and marketing services in Iraq. Rebuilding Iraq is a procurement portal for US and European Companies with information on Oil and Construction Contracts in the Iraq Market. The World Bank estimates US$100 Billion will be spent in the reconstruction effort in Iraq. This portal focuses on providing information on these projects for businesses. Content for this portal is sourced from 250 buyers included and not limited to: IOC’s (International Oil Companies), valve companies, construction companies: roads, buildings, bridges, etc. The service has in excess of 5,000 subscribers and 350,000+ followers on social media, with our largest being the Rebuilding Iraq facebook page with ~ 119K followers. https://www.facebook.com/rebuildingiraq/

www.cablecontracts.net Cable Contracts is a global source for tenders, contracts, news and jobs in the Cable and Wire industry. Information encompasses all aspects of cable and wire: accessories, equipment, electrical, transformers, fibre optic, etc. used in electric power industry, oil and gas, data communication, rail transit, automobiles, defense, renewable, shipbuilding, and other industries. The aim of our portal is to improve the overall operational efficiency of the cable and wire industry by offering a one-stop shop procurement portal sourcing high quality suppliers to provide a better service to buyers. Our expertise and market knowledge makes Cable Contract the number one choice for all sizes of companies looking for new business opportunities.This portal has global coverage.

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In addition to our legacy portal services, Ziyen Intelligence is now actively developing a new “next-generation” portal offering:

www.ziyen.com/ziyen-intelligence/ The Ziyen IQ software app is being developed to target small to medium size enterprises operating in the US Oil, Energy and Federal markets. The App will operate on a similar model to Rebuilding Iraq, but will be built as a fully functional, extensible mobile App platform rather than a desktop platform. Subscribers will have the capability to create a “Billboard” page, giving them a marketing presence on our site and membership in our business directory. High visibility and traffic will provide companies with more organic enquiries to their website/business, which from a sales perspective is normally some of the best leads a company receives. Primary initial markets for this portal will be the US and the UK:

▪	In the US there are over $28 million small businesses
▪	Each year, over $350 billion worth of contracts are awarded
▪	US Government has a minimum of 23% earmarked for small businesses.
▪	There are over 1.5 million contracts published each year.

The Ziyen IQ App is currently under beta testing, with official launch targeted for rollout in 2018

The subscription to these portals will be on a monthly or annual recurring billing model, ranging from $99 to $399 per month, depending on the specific services the client is looking for, and can be stopped at any time. We will have a huge captive audience globally of sales, business development and senior management who are looking to win new business, therefore these add on services will provide a bolt on upgrade product to target that market place.

On average less than 10% of companies winning government contracts and public-sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

Transition / Diversification

As Ziyen Intelligence reviewed the Oil and Gas energy sector as a potential a candidate for portal specialization, a picture was beginning to emerge. Across the United States, thousands of oil fields are quiet, with wells capped and idle. Reasons for this vary, from drilling costs prohibiting further development due to the technology limits of the time, to the slowing market and the low price of crude. With deep Oil and Gas industry experience on our board of directors, Ziyen identified an opportunity. The Ziyen Energy division was created, diversifying the company beyond being just a business information provider. Ziyen Energy will be an energy producer.

Ziyen Energy

Ziyen Energy is Ziyen Inc.’s independent oil and energy exploration division. Created to pursue opportunities identified by the Intelligence division for Oil and Gas contracts, Ziyen Energy will acquire oil leases for marginalized/underutilized wells that have been otherwise overlooked by major oil companies yet still provide multi-million-dollar yield potential and return them to service. Ziyen Energy’s strategy is to acquire North American oil fields in which oil production is predictable and steady in order to expand the onshore business of the company with the long-term plan to…

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▪	Deliver optimum operational excellence and safety standards
▪	Produce and sell oil in the U.S.
▪	Expand oil holdings in the U.S. Acquire capped oil wells/fields in the U.S.
▪	Maintain low operational overhead for financial resilience, despite low oil prices

In June 2017, Ziyen Energy took a major step to bring this vision to life. Ziyen acquired the mineral rights to its first oil field in Indiana. Please refer to the lease agreement filed in the Gibson County Courthouse;

●	Exhibit 6.1 - Assignment of Oil and Gas Lease to Ziyen Inc

The Oil Lease consists of 62,265 proven oil reserves and 715,200 probable reserves. The deal includes 7 existing oil producing wells worth over $6 million dollars of proven reserves and further potential for 20 new oil producers on undeveloped reserves on the site worth over $30 million. Full details of the Petroleum Reserves are available in the report by K & M Oil. Please refer to;

●	Exhibit 6.2 - Oil and Gas Reserve Evaluation Report

Key highlights of the report are as follows:

Ziyen Energy have obtained a 166 Acre oilfield, central township, Indiana.

The oil producing zones on the leasehold consist of five main formations: -

6.	Jackson (Big Clifty) - 7 existing oil producing wells, 1 water injection well and 1 water producing well, for the WI.
7.	Cypress - as above
8.	St Genevieve
9.	Salem
10.	New Albany

Petroleum reserves as follows: -

2P probable reserves – (Jackson/Cypress, these are our proved developed oil reserves, they previously produced however they are currently non producing, these require a workover in total of around $160,000 estimated capital costs for workover, but there is known reserves of 23254 BO here.

Furthermore, as well as the above there are proved undeveloped reserves in the above region of 39000 BO above the 23254 BO figure.

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Therefore, total proved reserves 23250 + 39000 = 62265 bbl when the above is developed these are likely reserves that are expected with no optimism or conservatism and these are our key reserves for reporting.

3P possible reserves – There are further reserves with potential which have been non- developed and are probable reserves of 715,200 bbl at 100% production recovered or 380,865bbl if 50% recovered. These are less certain reserves to be recovered than 2P above but worth exploring.

Current production would be obtained from 1 and 2 above, Jackson and Cypress formations which already have existing 7 oil producing wells and a water injection well as well as a water producing well. These wells all require workovers, with estimated costs to be circa $20,000 each plus $20,000 pipeline costs, future production from 3,4,5 St Genevieve, Salem and New Albany, these possible reserves breakdown below.

6.	Jackson (Big Clifty) - potential for 2 new wells, with possible reserves 24,000bo
7.	Cypress - potential for 2 new wells, with possible reserves of 54,000bo
8.	St Genevieve - potential for 4 new wells, with possible reserves 360,000bo
9.	Salem - potential for 4new wells, with possible reserves of 100,000bo
10.	New Albany - potential for 4 new wells, with possible reserves of 177,200bo

Therefore, there are 7 existing oil producers now, with potential to develop 20 other oil producers in the future along with an existing water injection well and a water producing well.

As stated above the estimated remaining production from Cypress and Jackson pools from the existing wells, which have been developed but not currently producing is 23,254 bo.

After a full site inspection Ziyen will assess which well to begin full production from or if we should switch on all 7 oil producers, before going on to drill a further 20 wells. Estimated capital costs to drill the further 20 wells is $3,600,250.

Oil Sample Analysis: Ziyen Energy recently enlisted the services of Core Laboratories (UK), Petroleum Services Division in September to perform a compositional analysis of an oil sample sourced from the oil lease in Evansville, Indiana, referenced in Exhibit 6.2 - Oil and Gas Reserve Evaluation Report in Supplement No 1, filed on August 7, 2017.

High level points:

The reserve is a nice light crude, lacking any toxic, erosion or corrosion agents which will mean that our topside equipment should be easily maintained with a proper preventative maintenance regime.

The hydrocarbon ranging between C7 and C20 will minimize processing costs (no additional process complexity from H2S, waxes etc.), which means reaching premium as far as an unrefined crude goes.

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There is nothing evident to suggest any other issue from the well product that could impact the ability to deliver to sales or flow with high availability: low water cut and minimized C2 - C4's: no hydrate issue, C36+'s are 7% mole weight so not much heavy end sludge (C60+), no amines, negligible benzene mean lower processing costs.

Low density, means that flow rates should be optimal

In summary, the news was exceptional. Ziyen Energy plans to use of the latest oil extraction methods for each well; —for oil which is compositionally of a high grade light crude which will ensure oil production and output will reach optimal operational levels.

●	Exhibit 6.3 - Core Lab Compositional Analysis for Ziyen Inc.

Company policy generation in advance of site operation is underway. Examples of initial policies may be found with this offering and include:

●	Exhibit 6.4 - Non-Discrimination Policy
●	Exhibit 6.5 - Code of Ethics & Compliance Policy
●	Exhibit 6.6 - HSE Policy Statement
●	Exhibit 6.7 - Environmental Policy Statement

Market Analysis and Opportunity

On the Intelligence side...

Currently there are services providing information on tenders and contracts, but they are designed as a one stop shop covering every single type of industry or product featured on the website, with the majority coming from India. Each website features thousands of products and services, non-related by industry.

This one-size fits all approach has created some successful companies, but there is no recognized global leader in the market place. The percentage of companies using this service in most countries is still very small.

On average less than 10% of companies winning government contracts and public-sector tenders use an outside company to provide them this information, and currently less than 5% of registered businesses actually bid on these contracts. Therefore, the potential growth in the market place is huge.

However, in addition to the potential growth, at Ziyen we are looking to stand on the shoulders of those of who have gone before us and take the service to the next level, by creating an all-encompassing a B2B Procurement Portal which offer additional services to people operating in that particular specific industry. This includes a section for private buyers to publish contracts, feature in a procurement directory, jobs board and news websites.

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The website will operate as a freemium model with a number of the services available for free in order to grow each website quickly, with the strategy to upsell the service to those interested in receiving the information to win new business.

Therefore, this targeted approach allows us to create the trust from those operating in that Industry as they now have all the information required to continuing to return to their specific industry sector portal on a daily basis.

On the Energy side...

While use of renewables is growing, it still only accounts for ~ 17% of the American Energy marketplace. While that percentage is growing, there is a window of opportunity today.

Bigger oil companies such as Exxon Mobil, are able to operate out of very large sites in Mid-East countries such as Iraq. Two such massive sites, as an example West Qurna 1 and West Qurna 2 have over 9.8B and 12B barrels of oil respectively. These two massive fields are only negotiated with one entity, and extraction costs are around one-third of the price due to their location in Iraq. This allows for these companies to maximize their profits.

The U. S. Marketplace, by comparison, is very fragmented with over 300,000 individual, smaller oil leases across the country As such, it is not cost effective for a large company to pursue that market. This is where Ziyen will be able to capitalize. Ziyen is a very lean operation by comparison, with a vastly lower overhead. As long as the extraction costs are lower than the the price per barrel, and Ziyen is able to make a margin of profit, it will allow the company to move forward, grow, and acquire additional oil leases. Every well that Ziyen turns back on will contribute to employment (especially in rural communities, where it is sorely needed), and will increase America’s energy independence/sustainability as the country transitions to renewables.

Employees

The Company employs no full-time persons and, currently works with outside contractors.

General Development of the Business

Overview of significant events of the history of Ziyen Inc.

• Apr, 2016 – New startup, Ziyen Inc. created, corporate website launched. The software division, Ziyen Intelligence to offer industry targeted portal access to information on federal tenders and contracts available for bid. Accessible via mobile app and desktop, modeled after today’s social media infrastructure.

• Jul, 2016 – Ziyen files initial Reg A+ application paperwork, iterating under the direction, oversight and support of SEC representatives and our SEC attorney in order to ensure the filing for the offering circular is complete and compliant.

• Oct, 2016 – Ziyen offering circular is certified by the SEC for Reg A+. Initial share price fixed at .25 c with 64M shares of common stock available.

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• Jun, 2017 – Ziyen, upon reviewing the oil/gas energy sector as an initial information portal, identifies an opportunity and acquires an asset: Mineral rights to an Indiana oilfield, fundamentally pivoting the business to create a second division in the company. Ziyen Energy division is created.

• Aug, 2017 – Ziyen submits 253G2 addendum to the filing circular with the SEC, recognizing the new asset. Additionally, initial members of the board are introduced.

• Aug, 2017 – Ziyen enlists VStock Transfer to represent the company as Transfer Agent and secure a CUSIP number for the company.

• Aug, 2017 – Ziyen secures its ticker symbol, ZIY, in preparation for its move to the markets.

• Aug, 2017 – Oilfield initial inspection completed. High-level infrastructure needs identified. Samples collected for testing. Required permit applications underway and negotiation of distribution channels have begun.

• Sep, 2017 – Ziyen Inc. rebrands, with an exciting new look and logo. The corporate website refreshed to streamline navigation for mobile and desktop users, updating content and improving end-user experience.

• Oct, 2017 – Ziyen Inc. enlists the services of Core Laboratories (UK), Petroleum Services Division to perform a compositional analysis of an oil sample sourced from the oil lease in Evansville, Indiana. Oil sample report confirms high grade nice light crude.

• Oct, 2017 – Ziyen open UK Division of the company to target the growth of the Ziyen Intelligence Division. The office opened in Aberdeen, UK. on the 19th of October 2017.

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Long Term Objectives

The Ziyen Intelligence long term objective is to establish Ziyen Intelligence as the leading international business intelligence and information company targeting hundreds of industry sectors globally in multiple languages providing key contract and tender information for business development and sales operations.

The Ziyen Energy long term objective, it is to:

●	Deliver optimum operational excellence and safety standards
●	Produce and sell oil in the U.S.
●	Expand oil holdings in the U.S. Acquire capped oil wells/fields in the U.S.
●	Maintain low operational overhead for financial resilience, despite low oil prices
●	Establish Ziyen Energy as the fastest growing new domestic operator in the U.S.

Short Term Objectives

The Ziyen Intelligence short term objectives are to complete the development of the Ziyen IQ App, built as a fully functional, extensible mobile App platform, to provide suppliers with industry specific tender and project information across geographic regions. Initial rollout will be in the UK.

The Ziyen Energy short term objective is to acquire North American oil fields in which oil production is predictable and steady in order to expand the onshore business of the company

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ITEM 8. MANAGEMENT’S DISCUSSION AND ANALYSIS

MD&A for the Year Ended June 30, 2017

The following discussion is management’s analysis of Ziyen Inc.’s (the “Company” or “Ziyen”) operating and financial data for the year ended June 30, 2017, as well as management’s estimates of future operating and financial performance based on information currently available. It should be read in conjunction with the unaudited consolidated financial statements and notes for the year ended June 30, 2017.

This Management’s Discussion and Analysis (“MD&A”) was prepared as of June 30, 2017. Additional information relating to Ziyen can be found at www.ziyen.com.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by USA SEC securities regulators, known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward-looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT Ziyen INC.

Ziyen Inc. was incorporated on April 11, 2016, pursuant to the laws of the state of Wyoming U.S.A. Ziyen is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services.

The Company is set up with two divisions, bridging the gap from Information to Innovation. The first, Ziyen Intelligence, specializes in business information, developing cutting edge procurement software to provide clients with intelligence on industry specific government and private contracts via web portals. The second, Ziyen Energy, was created to capitalize on information and opportunities in the oil and gas marketplace with the intent to produce oil in the U.S. with advanced extraction methods and technology implemented and guided by career experts in the oil and gas industry. Ziyen intends to produce oil by securing and developing smaller, marginal oil fields in the U.S. that have been otherwise overlooked by major oil companies yet still provide multi-million- dollar yield potential. Ziyen counts as an asset, mineral rights to an oil field recently acquired in Indiana.

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2017 OVERVIEW

The Company’s main activities during the 2017 period for the Ziyen Intelligence Division was evaluating the potential for the Ziyen IQ App, development of the B2B Procurement Portal, increasing followers on the website and across social media, planning the advertising, and working to organize the requisite funding.

The other major activity in 2017 was to create Ziyen Energy, to capitalize on information and opportunities in the oil and gas marketplace with the intent to produce oil in the U.S. with advanced extraction methods and technology implemented and guided by career experts in the oil and gas industry. Ziyen Energy secured the mineral rights to an oil field recently acquired in Indiana.

During the year ended June 30, 2017, the Company received $20,166 in net proceeds for issuance of total 85,100 shares of common stock.

During the year ended June 30, 2017, the Company issued a total of 150,000 shares of common stock to a related party for service. The Company valued the shares at fair value of $ 37,500

GOING CONCERN RISK

The business of developing and marketing technological properties involves a high degree of risk and, therefore, there is no assurance that current marketing programs will result in profitable operations. The Company cannot guarantee that the service will be used by companies in multiple industry sectors. or the Oil and Energy Division, the company cannot guarantee the political risk due to the changes in regulations and government regulations.

COMMITMENTS

The Company has the following commitments for the next 12-month period: None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

1.	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

2.	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

3.	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

4.	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements. There were no changes in the Company’s business activities during the year-ended June 30, 2017, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

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LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met.

Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

June 30, 2017
Common Shares Issued and Outstanding	11,235,100

OUTSTANDING SHARE DATA

October 25, 2017
Common Shares Issued and Outstanding	27,232,345

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

30

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements. Fair value

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)  Credit risk Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)  Liquidity risk Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2016, the Company had net working capital of $7,303. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Shares. The Company had no contractual maturities of financial liabilities and other commitments as at June 30, 2016.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

1.	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its development project and to meet its day to day operating requirements in order to continue as a going concern; and

2.	To provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Ziyen is a development stage technology company which involves a high degree of risk. The Company has not determined whether its B2B Procurement Portals will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

31

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Ziyen’s website: www.ziyen.com.

MATERIAL FORWARD-LOOKING STATEMENTS

This MD&A contains forward-looking information as contemplated by United States SEC securities regulators, also known as forward-looking statements. All estimates and statements that describe the Company’s objectives, goals or future plans are forward-looking statements. Readers are cautioned that the forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. The Company will issue updates where actual results differ materially from any forward looking statement previously disclosed.

RESPONSIBILITY OF MANAGEMENT

The preparation of the financial statements, including the accompanying notes, is the responsibility of management. Management has the responsibility of selecting the accounting policies used in preparing the financial statements. In addition, management’s judgment is required in preparing estimates contained in the financial statements.

ABOUT ZIYEN INC.

Ziyen Inc. was incorporated on April 11, 2016, pursuant to the laws of the state of Wyoming U.S.A. Ziyen is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services.

The Company is set up with two divisions, bridging the gap from Information to Innovation. The first, Ziyen Intelligence, specializes in business information, developing cutting edge procurement software to provide clients with intelligence on industry specific government and private contracts via web portals. The second, Ziyen Energy, was created to capitalize on information and opportunities in the oil and gas marketplace with the intent to produce oil in the U.S. with advanced extraction methods and technology implemented and guided by career experts in the oil and gas industry. Ziyen intends to produce oil by securing and developing smaller, marginal oil fields in the U.S. that have been otherwise overlooked by major oil companies yet still provide multi-million- dollar yield potential. Ziyen counts as an asset, mineral rights to an oil field recently acquired in Indiana.

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GOING CONCERN RISK

The Company has no source of operating cash flow and operations to date have been funded primarily from the additional consideration for the issuance of share capital. The Company’s ability to continue as a going concern is contingent on obtaining additional financing. Whether the Company will be successful with any future financing ventures is uncertain, and this uncertainty casts significant doubt upon the Company’s ability to continue as a going concern. While the Company intends to advance its plans through additional equity financing, there is no assurance that any funds will ultimately be available for operations.

COMMITMENTS

The Company may enter into advertising contracts during 2016 2017. These contracts will be negotiated in the normal course of operations and will be measured at the exchange amount which is the amount of consideration established and agreed by the parties and will reflect the values that the Company would transact with arm’s length parties.

The Company has the following commitments for the next 12-month period: None

INTERNAL CONTROLS OVER FINANCIAL REPORTING

Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements in compliance with GAAP. The Company’s internal control over financial reporting includes policies and procedures that:

∙	pertain to the maintenance of records that accurately and fairly reflect the transactions of the Company;

∙	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP;

∙	ensure the Company’s receipts and expenditures are made only in accordance with authorization of management and the Company’s directors; and

∙	provide reasonable assurance regarding prevention or timely detection of unauthorized transactions that could have a material effect on the annual or interim financial statements. There were no changes in the Company’s business activities during the year-ended June 30, 2017, that have materially affected, or are reasonably likely to materially affect, its internal controls over financial reporting.

33

LIMITATIONS OF CONTROLS AND PROCEDURES

The Company’s management, including the Chief Executive Officer and Secretary/Treasurer, believe that any disclosure controls and procedures or internal control over financial reporting, no matter how well conceived and operated, can provide only reasonable and not absolute assurance that the objectives of the control system are met. Further, the design of a control system reflects the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, they cannot provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been prevented or detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by unauthorized override of the control. The design of any systems of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Accordingly, because of the inherent limitations in a cost effective control system, misstatements due to error or fraud may occur and not be detected.

OUTSTANDING SHARE DATA

June 30, 2017
Common Shares Issued and Outstanding	11,235,100

OUTSTANDING SHARE DATA

October 25, 2017
Common Shares Issued and Outstanding	27,232,345

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

34

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a)  Credit risk Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b)  Liquidity risk Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2016, the Company had net working capital of $7,303. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Shares. The Company had no contractual maturities of financial liabilities and other commitments as at June 30, 2016.

CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

1.	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

2.	provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Ziyen is a development stage technology company which involves a high degree of risk. The Company has not determined whether its B2B Procurement Portals will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

CONTINGENT LIABILITIES

The Company has no contingent liabilities.

35

FINANCIAL INSTRUMENTS

Set out below is a comparison, by category, of the carrying amounts and fair values of all of the Company’s financial instruments that are carried in the consolidated financial statements.

The Company is exposed to a variety of financial risks including credit risk, liquidity risk, and market risk. Risk management is carried out by the Company’s management team with guidance from the Board of Directors. The Board of Directors also provides regular guidance for overall risk management.

a) Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash and cash equivalents, and trade and other receivables. Cash is held with reputable chartered banks from which management believes the risk of loss is minimal. Included in trade and other receivables are taxes receivable from U.S.A. government authorities. Management believes that the credit risk concentration with respect to financial instruments is minimal. The maximum credit risk exposure associated with the Company’s financial assets is the carrying value.

b) Liquidity risk

Liquidity risk is that the Company will not be able to meet its obligations as they become due. The Company’s approach to managing liquidity risk is to ensure that it will have sufficient resources to meet liabilities when due. As of June 30, 2016, the Company had net working capital of $7,303. Management is continuously monitoring its working capital position and will raise funds through the equity markets as they are required. However, there is no certainty that the Company will be able to obtain funding by share issuances in the future. The Company is presently seeking to raise capital through an equity offering of Shares. The Company had no contractual maturities of financial liabilities and other commitments as at June 30, 2016.

c) Market risk

Market risk is the risk of loss that may arise from changes in the market factors such as interest rates, commodity and equity prices and foreign currency rates.

i. Interest rate risk

The Company has immaterial cash balances. Its current policy is to invest excess cash in investment-grade short-term money market accounts. The Company periodically monitors the investments it makes and is satisfied with the creditworthiness of its investments. Interest rate risk is minimal as interest rates are anticipated to remain at historically low levels with little fluctuation and any excess cash is invested in money market funds. Fluctuations in interest rates do not materially affect the Company as it either does not have significant interest-bearing instruments or the interest is at a fixed rate.

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CAPITAL MANAGEMENT

The Company’s objectives in managing its capital will be:

(a)	To have sufficient capital to ensure that the Company can continue to meet its commitments with respect to its mineral exploration properties and to meet its day to day operating requirements in order to continue as a going concern; and

(b)	provide a long-term adequate return to shareholders.

The Company’s capital structure is comprised of working capital deficit and shareholders’ equity.

Ziyen is a development stage technology company which involves a high degree of risk. The Company has not determined whether its B2B Procurement Portals will earn revenue from its sales and therefore generate cash flow from operations. The Company’s primary source of funds will come from the issuance of capital stock.

The Company’s policy is to invest its excess cash in highly liquid, fully guaranteed, bank sponsored instruments.

The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the Company.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on Ziyen’s website: www.ziyen.com.

37

ITEM 9 DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL POSITION AGE

NAME	POSITION	AGE	START OF TERM OF OFFICE	Approximate hours per week for part-time personnel
Alastair Caithness	CEO, Director	43	April 2016	32 or more
David Rogers	Vice President	54	January 2017	32 or more
Shane Fraser	Director of Oil Intelligence	45	March 2017	30 or variable
David Menzies Johnston	Brand Development	42	February 2017	2 or variable
Chris Knox	Supply Chain Intelligence	43	September 2017	2 or variable
Allen Lieb	Construction Intelligence	73	March 2017	2 or variable
Mohammed Jaffar Dawood Al-Salal	Head of Iraq Operations	72	February 2017	2 or variable

OFFICERS AND DIRECTORS

Alastair Campbell Caithness is the Founder and CEO of Ziyen Inc. Alastair and has over 15 years’ international experience developing software products for the business intelligence sector. In the past Alastair was Head of Sales & Marketing for a leading e-procurement company working for the UK government, set up an oil and gas project tracker in the Middle East and operated globally as a Business Development Manager for an international cable portal. He is originally from Scotland, with a BA Honours in Business Studies from the Robert Gordon University, Aberdeen and now lives and resides in San Diego with his wife, Leilani and two boys. He is originally from Scotland, with BA Honors Business Studies Degree from the Robert Gordon University in Aberdeen and now lives and resides (Current Green Card Holder) in San Diego with his wife and two boys who are all US Citizens

David Ronald Rogers joins the Ziyen Inc Board as the Vice President and is responsible for product strategy, planning, and engineering execution. David’s role is to inform, guide and collaborate with our team to develop and execute our vision. David brings more than 25 years of technology, software engineering, and product delivery experience, including 17 in key leadership positions at PTC, Inc. – a $1.3 Billion software company listed on the NASDAQ. As Director of Software Quality Assurance, Rogers led geographically distributed, multinational teams involved validation of a wide range of visualization, PLM, SLM and IOT software products. Rogers holds a BS in Aeronautical Engineering from Embry-Riddle Aeronautical University.

Shane Fraser joins the Ziyen Inc. Board to lead the Oil Intelligence Division. Shane’s role is to provide extensive technical knowledge and expertise in the oil and gas sector. Shane is a highly experienced oilfield engineer with over 28 years’ experience. He has 21 years working for Royal Dutch Shell in the North Sea and Syria, before going on to deliver technically challenging brownfield and greenfield projects for several other multinational oil companies. He has extensive knowledge in all areas of oilfield operations, maintenance and project delivery, strong technical background with both offshore and onshore experience, leading multicultural project teams to success. Shane has a BSc in Electrical and Electronic Engineering, Post-Grad in Business Management Systems and is OPITO assessed in OIM Managing Major Emergencies.

David Menzies Johnston aka ‘Mingus Johnston’ joins the Ziyen Inc. Board to develop the company brand and establish a strong corporate identity for the US Stock Market. His role is to develop and create new marketing strategies for Ziyen Inc. to ensure our brand development aligns with our business strategy and goals to build trust with our customers, shareholders, stakeholders and future investors. Mingus will be producing and directing all of our corporate videos and is an actor of the highest quality having appeared in numerous movies including Jack the Giant Slayer, The List and Mission Impossible – Rogue Nation. Mingus is President of his own film production company which focuses on working with new tech start-up companies.

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Chris Knox joins the Ziyen Inc. Board as Director of Supply Chain Intelligence. Chris is a Senior Contract Adviser with over 22 years’ experience contracting in West Africa, Middle East and the North Sea Sectors for Total, BP, their stakeholders & national oil companies. Chris is currently operating out of Qatar for North Oil Company as Lead Contracts Adviser for Drilling and Completion Operations on the Al Shaheen Field Development, one of the largest oil fields in the world to date. He has negotiated contracts in excess of US$8 billion dollars in his career. Chris is an expert across a variety of different functions in the upstream sector of the oil and gas industry including sourcing rigs, associated equipment and services packages. His expertise will provide guidance for a number of functions including the development of contracting strategies and procurement documents; preparation and presentation of tender plans; bid lists and award recommendations; cost savings, evaluation and negotiation of contracts and local content and regulatory requirements.

Allen Lieb joins the Ziyen Inc. Board as Head of Construction Intelligence. Allen’s role is to provide technical knowledge, guidance and expertise on the construction sector. Allen has operated his own Architectural firm in Boston, with over 42 years of experience designing and overseeing the Construction Administration on multi-million dollar projects. His experience covers a wide range of project types including educational facilities, banks, housing, industrial and commercial buildings, manufacturing facilities, as well as the design of correctional facilities, police and fire stations. Allen is a member of the American Institute of Architects, and a graduate and lecturer from the Boston Architectural College. Allen is a retired US Navy SEAL veteran with 10 years of service in operations across South East Asia, Central and South America.

Mohammed Jaffar Dawood al-Salal joins the Ziyen Inc. Board of Directors as Head of Iraq Operations. Ziyen is looking to position its Rebuilding Iraq portal, as the number one international portal in Iraq for US and European Companies doing business in Iraq, and Mohammed’s background and knowledge will all Ziyen Inc to fulfil the gap in the market. Mohammed was an ex-diplomat in the 1970s having worked in China and the Iraqi mission to the United Nations. He worked as editorial secretary of the only English newspaper in Iraq in 1975, then the secretary of the Iraqi News Agency in 1978. Mohammed has also worked as correspondent to the British Reuters and Italian ANSA news agencies in the 1980s, as well as Baghdad’s correspondent for the Italian Agi news agency in 2010. In 1998 Mohammed launched the first ever English and Arabic newspaper in the country called ‘The New Economist’ which is currently still in publication today. Mohammed is also the Editor in Chief of the Iraq TradeLink News Agency based out of Baghdad.

Personal Bankruptcies

No director or executive officer of the Company within the past ten years, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Bankruptcies

No director or executive officer of the Company, within the five years prior to the date of this Offering Circular, has been an executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

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ITEM 10. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Common Shares of the Company beneficially owned by all executive officers and directors as a group on the filing date of the 25th of October 2017:

Title of Class	Name and Address of Beneficial Owner	Percent of Class	Amount of Shares
Common Shares	Alastair Caithness, CEO 1915 East Palomar St # 7, Chula Vista, CA, 91913	40%	11,000,000
Common Shares	Shane Fraser, Director of Oil Intelligence 1915 East Palomar St # 7, Chula Vista, CA, 91913	18%	5,000,000
Common Shares	David Rogers, Vice President 1915 East Palomar St # 7, Chula Vista, CA, 91913	4%	1,000,000
Common Shares	David Menzies Johnston, Brand Development 1915 East Palomar St # 7, Chula Vista, CA, 91913	4%	1,000,000
Common Shares	Chris Knox, Supply Chain Intelligence 1915 East Palomar St # 7, Chula Vista, CA, 91913	4%	1,000,000
Common Shares	Allen Lieb, Construction Intelligence 1915 East Palomar St # 7, Chula Vista, CA, 91913	1%	400,000
Common Shares	Mohammad Jaffar Dawood 1915 East Palomar St # 7, Chula Vista, CA, 91913	1%	250,000

ITEM 11. SECURITIES BEING OFFERED

Shares

The Common Shares comprising the Shares will separate immediately upon closing of the Offering. The Common Shares issued to investors under this Offering Circular are not subject to any trading restrictions under SEC regulations for Reg A+ Tier 1 Offerings.

Restriction on Trading

Resale of the Common Shares are not subject to any resale restrictions in line with SEC Reg A+ rules.

Common Shares

Shareholders are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. The sole class of shares currently issued by the Company's Common Shares. Each Common Share shall entitle the holder thereof to one vote. Subject to the preferences accorded to holders of any other shares of the Company ranking senior to the Common Shares, shareholders are entitled to dividends if, as and when declared by the Board of Directors. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares, subject to the preferences accorded to any other shares of the Company ranking senior to the Common Shares, are entitled to share equally, share for share, in any remaining assets of the Company.

The liability of a shareholder of Common Shares is limited to the subscription amount paid by such shareholder for the shares and there are no other financial obligations to which a shareholder is or may be subject.

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FINANCIAL STATEMENTS SECTION

JUNE 30, 2016, UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2017 UNAUDITED FINANCIAL STATEMENTS

41

ZIYEN INC. - BALANCE SHEETS

AS OF JUNE 30, 2017 and 2016

(Unaudited)

	June 30,	June 30,
	2017	2016
Assets
Current Assets
Cash and cash equivalents	$9,554	$7,303
Account receivable	8,794	-
Total Current Assets	18,348	7,303

Property and Equipment:
Oil and gas properties, unproved	2,810,855	-

Total Assets	$2,829,203	$7,303

Liabilities and Stockholders’ Equity
Current Liabilities:
Account payable and accrued liabilities	$3,100	$-
Advance from officer	18,066	8,631
Contingent Liability	902,960	-
Total Liabilities	924,126	8,631

Stockholders’ Equity (Deficit):
Common stock, $0.001 par value; 75,000,000 shares authorized; 11,235,100 and 11,000,000 shares issued and outstanding, respectively.	11,235	11,000
Additional paid in capital	57,431	-
Common stock payable, 1.500,000 shares issuable as of June 30, 2017	1,907,895	-
Accumulated deficit	(71,484)	(12,328)
Total stockholders’ equity	1,905,077	(1,328)
Total Liabilities and Stockholders’ Equity	$2,829,203	$7,303

The accompanying notes are an integral part of these financial statements

42

ZIYEN INC.

STATEMENTS OF OPERATIONS FOR THE PERIOD FROM

INCEPTION (APRIL 11, 2016) TO JUNE 30, 2017

(Unaudited)

	For the year ended	From the Inception (April 11, 2016) to the year ended
	June 30, 2017	June 30, 2016

Revenue:	$22,059	$-

Operating expenses:
Selling expenses	7,827	1,250
General and administrative expenses	72,641	11,078
Total Operating expenses	80,468	12,328

Income from operations	(58,409)	(12,328)

Other income (expense)	(747)	-

Net Loss	$(59,156)	$(12,328)

Net loss per share – basic and diluted	$(0.01)	$(0.01)

Weighted average common shares – basic and diluted	11,113,265	2,410,959

The accompanying notes are an integral part of these financial statements

43

ZIYEN INC.

STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM

INCEPTION (APRIL 11, 2016) TO JUNE 30, 2017

(Unaudited)

	Common stock		Additional Paid in	Common stock	Accumulated	Total Stockholders' Equity
	Shares	Amount	Capital	Payable	Deficit	(Deficit)
Balance as of inception, April 11, 2016	-	$-	$-	$-	$-	$-
Net loss					(12,328)	(12,328)
Common stock issuance	11,000,000	11,000				11,000
Balance as of June 30, 2016	11,000,000	11,000	-	-	(12,328)	(1,328)
Net income					(59,156)	(59,156)
Common stock issuance	235,100	235	57,431			57,666
Property acquired through stock payable				1,907,895		1,907,895
Balance as of June 30, 2017	11,235,100	$11,235	$57,431	$1,907,895	$(71,484)	$1,905,077

The accompanying notes are an integral part of these financial statements

44

ZIYEN INC.

STATEMENTS OF CASH FLOWS FROM THE PERIOD FROM

INCEPTION (APRIL 11, 2016) TO JUNE 30, 2017

(Unaudited)

	For the Year Ended	From the Inception (April 11, 2016) to the Year Ended
	June 30, 2017	June 30, 2016
Cash Flows from Operating Activities
Net loss	$(59,156)	$(12,328)
Adjustment to reconcile net loss to net cash used in operating activities:

Stock-based compensation	37,500	11,000
Changes in operating assets and liabilities:
Accounts receivable	(8,794)	-
Advance from officer	9,435	8,631
Other payable and accrued liabilities	3,100	-
Net cash flow used in operating activities	(17,915)	7,303

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	20,166	-
Net cash flow provided by financing activities	20,166	-

Net increase (decrease) in cash	2,251	7,303

Cash, beginning of period	7,303	-

Cash, end of period	$9,554	$7,303

NONCASH INVESTING AND FINANCING ACTIVITIES
Stock payable for oil & gas property acquisition	$2,810,855	$-

The accompanying notes are an integral part of these financial statements

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ZIYEN INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2017

NOTE 1 - ORGANIZATION

Organization

Ziyen Inc. (the "Company") was incorporated in the State of Wyoming on April 11, 2016 and is based in Wyoming. The Company is set up to be the future of business intelligence by providing a suite of cutting edge digital business intelligence, marketing and software services in and outside of the United States.

In October 2016, the Company completed Regulation A+ filing for 64 million of its common shares at $0.25 per share.

In June 2017, the Company acquired oil and gas leases in an Indiana oilfield through its newly established division, Ziyen Energy. (Note 4)

The Company has established a fiscal year end of June 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounting records on accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

The financial statement presents the Balance Sheet, Statements of Operations, Shareholders' Deficit and Cash Flows of the Company. These financial statements are presented in United States dollars. The accompanying unaudited financial statement has been prepared in accordance with U.S. GAAP. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Oil and Gas Properties – Full Cost Method

The Company follows the full cost accounting method to account for oil and natural gas properties, whereby costs incurred in the acquisition, exploration and development of oil and gas reserves are capitalized.

The capitalized costs of oil and gas properties, excluding unevaluated and unproved properties, are amortized as depreciation, depletion and amortization expense using the units-of-production method based on estimated proved recoverable oil and gas reserves.

At the end of each quarter, the unamortized cost of oil and natural gas properties, net of related deferred income taxes, is limited to the sum of the estimated future after-tax net revenues from proved properties, after giving effect to cash flow hedge positions, discounted at 10%, and the lower of cost or fair value of unproved properties, adjusted for related income tax effects. This limitation is known as the “ceiling test,” and is based on SEC rules for the full cost oil and gas accounting method. There was no ceiling test write-down recorded during the year ended June 30, 2017.

The Company assesses the carrying value of its unproved properties for impairment periodically. If the results of an assessment indicate that an unproved property is impaired (which was assessed in connection with the Company’s evaluation of goodwill impairment), than the carrying value of the unproved properties is added to the proved oil property costs to be amortized and subject to the ceiling test.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

Income Taxes

The Company has no income tax obligations as of June 30, 2016, due to the Company having no profits from operations in its first fiscal period.

Stock Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognize it as expense, over the vesting or service period, as applicable, of the stock award.

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Revenue Recognition

Online service revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectability is reasonably assured. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met.

The Company accounts for delivered elements in accordance with the selling price when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

The Company records amounts collected from customers in excess of recognizable revenue as deferred revenue in the accompanying balance sheets. Revenues for maintenance agreements, software support, online services and information products are recognized ratably over the term of the service agreement.

Net Loss Per Share

The Company adopted the standard issued by the FASB, which requires presentation of basic earnings or loss per share and diluted earnings or loss per share. Basic income (loss) per share ("Basic EPS") is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") are similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. During the period from Inception to June 30, 2017, as the Company reported a net loss from operations, the diluted shares outstanding excludes the effective of dilutive securities due to the anti-dilutive effect. Because the Company did not have any potentially dilutive securities, there was no difference between the basic and diluted net loss per share.

Fair Value of Financial Instruments

Accounting standards include disclosure requirements around fair values used for certain financial instruments and establish a fair value hierarchy. The three-tier hierarchy prioritizes valuation inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market, as described further in Note 5.

The Company believes the recorded values of its financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities approximate their fair values due to the short-term nature of these instruments.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount an entity expects to be entitled when products are transferred to customers. In July 2015, the FASB provided a one-year delay in the effective date of ASU 2014-09, to be effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, and a permission to early adopt for annual and interim periods beginning after December 15, 2016. The Company is assessing the impact of the five-step model of the new standard on its contracts compared to the results of current accounting practice. The Company has not yet determined whether it will adopt the provisions of ASU 2014-09 on a retrospective basis or through a cumulative adjustment to retained earnings. The new standard could change the amount and timing of revenue and costs under certain arrangement types and could increase the administrative burden on the Company’s operations to properly account for customer contracts and provide the more expansive required disclosures. The Company is currently evaluating the impact of adopting ASU 2014-09, but has not yet determined what effect, if any, the new guidance will have on its financial position, results of operations or cash flows.

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In February 2016, the FASB issued ASU No. 2016-02 (Topic 842) "Leases", which supersedes the lease recognition requirements in Accounting Standards Codification Topic 840, "Leases". Under ASU No. 2016-02 lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. ASU No. 2016-02 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2018. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, and there are certain optional practical expedients that an entity may elect to apply. Full retrospective application is prohibited and early adoption by public entities is permitted. We are still in the process of evaluating the impact of ASU 2016-02 on our financial statements. The adoption is not expected to have a material impact on our financial position or results of operations.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. The update provides guidance for how certain cash receipts and cash payments are to be presented on the statement of cash flows. ASU 2016-15 will be effective for the Company beginning the first quarter of fiscal 2018. Early adoption is permitted. ASU 2016-15 is to be adopted using the retrospective transition method, unless it is impracticable, in which case it can be applied prospectively as of the earliest practical date. The Company does not expect the adoption of ASU 2016-15 to have a significant impact on the disclosure or cash flow presentation in its financial statements.

NOTE 3 – GOING CONCERN

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has an accumulated deficit of negative $71,484 as of June 30, 2017. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern. The Company is funding its initial operations by issuing common shares and contribution from officer.

NOTE 4 – OIL AND GAS PROPERTIES

On June 12, 2017, the Company entered into a lease assignment agreement with Greenleaf Energy, Inc for the oil and gas properties located Indiana, the term of the assignment of the lease lasts for five years. In exchange for the oil and gas leases, the Company agreed to issue to Greenleaf Energy, Inc a total of 1,500,000 shares of common stock (“Acquisition Shares”) subject to a three-year escrow provision as follow:

1. Initial Release at closing: 10% of total Shares issued.

2. Additional Shares Released 6 months post-closing: 15% of total Shares issued.

3. Additional Shares Released 12 months post-closing: 15% of total Shares issued.

4. Additional Shares Released 18 months post-closing: 15% of total Shares issued.

5. Additional Shares Released 24 months post-closing: 15% of total Shares issued.

6 Additional Shares Released 30 months post-closing: 15% of total Shares issued.

7. Additional Shares Released 36 months post-closing: 15% of total Shares issued.

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The Company has also agreed to issue additional shares (“Contingent Shares”) if the stock does not trade over a period of three years to a $3.00 or higher on an ongoing basis in the following interval.

1. At 12 months from closing the stock must be trading at 30-day average of $1.00 with volume of 10,000 shares per day.

2. At 24 months from closing the stock must be trading at 30-day average of $2.00 with volume of 10,000 shares per day.

3. At 36 months from closing the stock must be trading at 30-day average of $3.00 with volume of 10,000 shares per day.

The Company preliminary valued the acquisition price using modified probability-weighted present value of expected future investment returns (“PWERM”) and assigned $1.9 million and $0.9 million to the Acquisition Shares and Contingent Shares, respectively. The Company is in the process of conducting an oil and gas reserve analysis for the acquired leases.

Valuation Methodology

The modified PWERM is a scenario-based methodology that estimates the acquisition price based upon an analysis of future stock prices for the company. The acquisition price is based on the probability-weighted present value of expected future stock prices considering each of the possible outcomes available. The future value of the acquisition price under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the acquired assets.

The assigned leases include 7 shut-in wells and undeveloped reserve, along with a support water Injection well and a water producing well for injection purposes.

NOTE 5 – FAIR VALUE OF MEASUREMENTS

Accounting standards include disclosure requirements around fair values used for certain financial instruments and establish a fair value hierarchy. The three-tier hierarchy prioritizes valuation inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

Fair value measurements are classified and disclosed in one of the following three categories:

·           Level 1—Quoted unadjusted prices for identical instruments in active markets.

·           Level 2—Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations in which all observable inputs and significant value-drivers are observable in active markets.

·           Level 3—Model derived valuations in which one or more significant inputs or significant value-drivers are unobservable, including assumptions developed by the Company.

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Financial liabilities that have recurring fair value measurements are shown below:

		Fair Value Measurements at Reporting Date Using
	Balance at June 30, 2017	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Liabilities:
Contingent liabilities	902,960	-	-	902,960
Total financial liabilities	$902,960	$-	$-	$902,960

Fair Value Measurements at Reporting Date Using
	Balance at June 30, 2016	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Liabilities:
Contingent liabilities	-	-	-	-
Total financial liabilities	$-	$-	$-	$-

NOTE 6 – CAPITAL STOCK

The Company's authorized capital is 75,000,000 common shares with a par value of $0.001 per share.

2016

At its inception date, the Company granted 11,000,000 founder’s shares to Alastair Caithness, CEO. As a result, the Company recorded issuance at the par value of $11,000 as founder shares compensation

As of June 30, 2016, the Company has not granted any stock options or issued any common shares.

2017

During the year ended June 30, 2017, the Company received $20,166 in net proceeds for issuance of total 85,100 shares of common stock.

During the year ended June 30, 2017, the Company issued a total of 150,000 shares of common stock to a related party for service. The Company valued the shares at fair value of $ 37,500

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NOTE 7 - RELATED PARTY TRANSACTIONS

Common Stock

During the year ended June 30, 2017, the Company has issued total 150,000 shares of common stock for service received from related party with fair value of $ 37,500.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

No provision for federal income taxes has been recorded due to the available net operating loss carry forward of approximately $71,484 will expire in various years through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the future tax loss carry forwards.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company's loss before income taxes. The components of these differences are as follows at June 30, 2017 and June 30, 2016:

	2017	2016
Net tax loss carry-forwards	$(59,156)	$(12,328)
Statutory rate	34%	34%
% Expected tax recovery	20,113	4,192
Change in valuation allowance	(20,113)	(4,192)
Income tax provision	$-	$-

Components of deferred tax asset:
Non capital tax loss carry forwards	$(20,113)	$4,192
Less: valuation allowance	(20,113)	(4,192)
Net deferred tax asset	$-	$-

The actual income tax provisions do not differ from the expected amounts, which is none

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NOTE 9. COMMITMENTS AND CONTINGENCIES

Oil and Gas Properties

In June 2017, the Company entered into an agreement with Greenleaf Energy, Inc to acquire oil and gas leases. The purchase price stipulated additional shares to be issued contingent upon the stock performance of the Company over a three-year period (See Note 4). The Company cannot assure that the price of its securities in the future and recognized a contingency liability for $902,960.

Operating Leases

The Company leases its facilities and certain equipment pursuant to month-to-month and non-cancelable operating lease agreements that expire on various dates through August 2020. Terms of the leases provide for monthly payments ranging from $500 to $2,900. The Company incurred rent expense totaling approximately $8,350 and $- for the years ended June 30, 2017 and 2016, respectively. Future annual minimum payments under non-cancelable operating leases are as follows:

For the years ended June 30,
2018	$6,000
2019	6,000
2020	6,000
2021	1,000
Total operating lease obligations	$19,000

NOTE 10 – SUBSEQUENT EVENTS

From July, 2017 to October, 2017, the Company issued total 821,615 shares of common stock for cash consideration.

From July, 2017 to October, 2017, the Company has issued total 15,175,630 shares of common stock for services.

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PART III EXHIBITS

INDEX TO EXHIBITS AND DESCRIPTION OF EXHIBITS

PART III	EXHIBITS

ITEMS 16 & 17.	INDEX TO EXHIBITS AND DESCRIPTION OF EXHIBITS

Number	Exhibit

2.1*	Articles of Incorporation

2.2*	Bylaws

3.1*	Founder Shares Subscription Agreement for Alastair Caithness dated April 11, 2016

4.1*	Form of Subscription Agreement

6.1*	Assignment of Oil and Gas Lease to Ziyen Inc

6.2*	Oil and Gas Reserve Evaluation Report

6.3*	Core Lab Compositional Analysis for Ziyen Inc.

6.4*	Non-Discrimination Policy

6.5*	Code of Ethics & Compliance Policy

6.6*	HSE Policy Statement

6.7*	Environmental Policy Statement

12.1*	Legal Opinion of Jackson L. Morris

* Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, CA, U.S.A., on November 22, 2017.

ZIYEN INC.

/s/ Alastair Caithness
Alastair Caithness
Chief Executive Officer
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
November 22, 2017

/s/ David Rogers
David Rogers
Vice President
November 22, 2017

/s/ Shane Fraser
Shane Fraser
Director of Oil Intelligence
November 22, 2017

/s/ David Menzies Johnston
David Menzies Johnston
Brand Development
November 22, 2017

/s/ Chris Knox
Chris Knox
Supply Chain Intelligence
November 22, 2017

/s/ Allen Lieb
Allen Lieb
Construction Intelligence
November 22, 2017

/s/ Mohammed Jaffar Dawood
Mohammed Jaffar Dawood
Head of Iraq Operations
November 22, 2017

On behalf of the Board of Directors

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